Exhibit 99.1

TELETECH ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS

Achieves Third Quarter 2010 Revenue of $271 Million and $0.31 in Fully Diluted Earnings Per Share;

Pace of New Business Wins Continues to Accelerate with $90 Million of New Signings;

Ends the Third Quarter with $159 Million in Cash

ENGLEWOOD, Colo., Nov. 3, 2010 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of technology-enabled revenue generation, business process and on-demand solutions, today announced financial results for the third quarter ended September 30, 2010.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2010.

“Our ability to deliver transformative solutions to help clients achieve their most ambitious goals continues to generate positive results for our clients while driving solid financial performance for TeleTech,” said Ken Tuchman, chairman and chief executive officer. “Our consultative approach to client engagements and innovative new offerings have further differentiated TeleTech and quickened the pace of new business wins.  We continue to target clients who view the service experience as the key to differentiating their brand.  Looking forward to 2011, we are confident in our ability to capitalize on our expanded sales investment and 28-year track record of operational excellence.”

THIRD QUARTER 2010 FINANCIAL HIGHLIGHTS

For the third quarter 2010, TeleTech reported revenue of $271.0 million, income from operations of $20.1 million or 7.4 percent of revenue and fully diluted earnings per share attributable to TeleTech shareholders of 31 cents.  Excluding unusual items, TeleTech’s third quarter 2010 non-GAAP income from operations was 8.9 percent of revenue, and non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 29 cents.

TeleTech’s third quarter 2010 revenue was $271.0 million compared to $271.9 million in the second quarter 2010 and $281.5 million in the year-ago period.  Revenue from TeleTech’s offshore locations in the third quarter accounted for $122.5 million or 45 percent of total revenue.

TeleTech’s third quarter 2010 income from operations was $20.1 million or 7.4 percent of revenue compared to $28.0 million or 9.9 percent of revenue in the year-ago quarter.  Income from operations for the third quarter 2010 included $3.9 million of unusual charges primarily related to restructuring and asset impairments.  Excluding the restructuring and asset impairment charges, TeleTech’s third quarter 2010 non-GAAP income from operations was $24.0 million, or 8.9 percent of revenue, as compared to 9.9 percent in the year-ago quarter.  The year-over-year decrease in operating margin was primarily due to a lower mix of offshore revenue.

Investor Contact	Media Contact
Karen Breen	Bob Livingston
303.397.8592	303.397.8958

Third quarter 2010 fully diluted earnings per share attributable to TeleTech shareholders was 31 cents compared to third quarter 2009 fully diluted earnings per share of 32 cents. Excluding unusual items for both periods, TeleTech’s third quarter 2010 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 29 cents compared to 32 cents in the year-ago quarter.

OTHER BUSINESS HIGHLIGHTS

New Business Signings Accelerate

During the first ten months of the year TeleTech signed an estimated $225 million in revenue from both new and existing clients, including approximately $90 million signed from August through October 2010.

Strong Liquidity Continues to Fund Operations and Share Repurchases

•                  As of September 30, 2010, TeleTech had cash and cash equivalents of $159.2 million, no borrowings on its credit facility and total other debt of $5.2 million, resulting in a net positive cash position of $154.0 million.

•                  Free cash flow was $102.6 million for the nine months ended September 30, 2010.

•                  Capital expenditures in the third quarter 2010 were $5.1 million compared to $4.8 million in the third quarter 2009.

•                  TeleTech repurchased 0.8 million shares of common stock during the third quarter 2010 for a total cost of $11.0 million.  As of September 30, 2010, there was approximately $27 million authorized for future share repurchases.

•                  In October 2010, TeleTech secured a five-year, $350 million revolving credit facility.  The facility provides enhanced global financing flexibility over the next five years and will be used to fund working capital, growth initiatives and other strategic pursuits.

BUSINESS OUTLOOK

TeleTech believes volumes with existing clients have stabilized and continues to estimate that 2010 revenue will approximate $1.1 billion and operating margin will range between 8 percent and 8.5 percent, excluding any unusual charges.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, November 4, 2010 at 8:30 a.m. Eastern Time. You are invited to join the live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, November 18, 2010.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.

ABOUT TELETECH

For nearly 30 years, TeleTech has helped the world’s largest companies achieve their most ambitious goals.  As the go-to partner for the Global 1000, TeleTech delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, TeleTech’s more than 40,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. The company delivers award-winning integrated solutions in support of customer innovation, revenue generation, hosted technology, enterprise innovation, learning innovation and professional services. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost- effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of November 3, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue	$271,005	$281,524	$814,458	$887,066

Operating Expenses:
Cost of services	193,996	194,609	586,808	626,500
Selling, general and administrative	40,572	42,565	123,721	136,061
Depreciation and amortization	12,452	15,664	38,122	43,534
Restructuring charges, net	3,579	703	6,352	5,014
Impairment losses	327	—	1,006	4,587
Total operating expenses	250,926	253,541	756,009	815,696

Income From Operations	20,079	27,983	58,449	71,370

Other income (expense)	7,295	445	7,416	1,570

Income Before Income Taxes	27,374	28,428	65,865	72,940

Provision for income taxes	(7,586)	(6,971)	(17,711)	(18,479)

Net Income	19,788	21,457	48,154	54,461

Net income attributable to noncontrolling interest	(1,118)	(935)	(2,795)	(2,746)

Net Income Attributable to TeleTech Shareholders	$18,670	$20,522	$45,359	$51,715

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.31	$0.33	$0.74	$0.82

Diluted	$0.31	$0.32	$0.73	$0.81

Income From Operations Margin	7.4%	9.9%	7.2%	8.0%
Net Income Attributable to TeleTech Shareholders Margin	6.9%	7.3%	5.6%	5.8%
Effective Tax Rate	27.7%	24.5%	26.9%	25.3%

Weighted Average Shares Outstanding
Basic	59,808	62,159	60,926	63,051
Diluted	61,028	63,832	62,258	64,122

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue:
North American BPO	$204,978	$215,949	$625,426	$674,827
International BPO	66,027	65,575	189,032	212,239
Total	$271,005	$281,524	$814,458	$887,066

Income (Loss) From Operations:
North American BPO	$22,099	$30,882	$66,984	$84,623
International BPO	(2,020)	(2,899)	(8,535)	(13,253)
Total	$20,079	$27,983	$58,449	$71,370

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$159,151	$109,424
Accounts receivable, net	191,822	216,614
Other current assets	66,435	76,337
Total current assets	417,408	402,375

Property and equipment, net	108,206	126,995
Other assets	100,648	110,797

Total assets	$626,262	$640,167

LIABILITIES AND EQUITY
Total current liabilities	$129,574	$145,966
Other long-term liabilities	26,586	38,300
Total equity	470,102	455,901

Total liabilities and equity	$626,262	$640,167

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of Gross Margin:

Revenue	$271,005	$281,524	$814,458	$887,066
Cost of services	193,996	194,609	586,808	626,500
Gross margin	$77,009	$86,915	$227,650	$260,566

Gross margin percentage	28.4%	30.9%	28.0%	29.4%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$18,670	$20,522	$45,359	$51,715
Interest income	(571)	(579)	(1,631)	(2,091)
Interest expense	696	466	2,212	2,629
Provision for income taxes	7,586	6,971	17,711	18,479
EBIT	$26,381	$27,380	$63,651	$70,732

Depreciation and amortization	12,452	15,664	38,122	43,534

EBITDA	$38,833	$43,044	$101,773	$114,266

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$19,788	$21,457	$48,154	$54,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,452	15,664	38,122	43,534
Other	13,081	21,719	33,680	54,683
Net cash provided by operating activities	45,321	58,840	119,956	152,678

Less - Total Capital Expenditures	5,075	4,791	17,391	19,092

Free Cash Flow	$40,246	$54,049	$102,565	$133,586

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$20,079	$27,983	$58,449	$71,370
Restructuring charges, net	3,579	703	6,352	5,014
Impairment losses	327	—	1,006	4,587
Equity-based comp review and restatement expenses	—	(745)	—	(260)

Non-GAAP Income from Operations	$23,985	$27,941	$65,807	$80,711

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$18,670	$20,522	$45,359	$51,715
Add: Asset impairment and restructuring charges, net of related taxes	2,762	498	5,305	6,442
Add: Equity-based comp review and restatement exp, net of related taxes	—	(528)	—	(174)
Less: Gain on settlement of legal claim, net of related taxes	(3,542)	—	(3,542)

Non-GAAP Net Income attributable to TeleTech shareholders	$17,890	$20,492	$47,122	$57,983

Diluted shares outstanding	61,028	63,832	62,258	64,122

Non-GAAP EPS attributable to TeleTech shareholders	$0.29	$0.32	$0.76	$0.90

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$18,670	$20,522	$45,359	$51,715
Interest income	(571)	(579)	(1,631)	(2,091)
Interest expense	696	466	2,212	2,629
Provision for income taxes	7,586	6,971	17,711	18,479
Depreciation and amortization	12,452	15,664	38,122	43,534
Asset impairment and restructuring charges	3,906	703	7,358	9,601
Equity-based comp review and restatement expenses	—	(745)	—	(260)
Equity-based compensation expenses	3,382	2,881	9,977	8,960

Non-GAAP EBITDA	$46,121	$45,883	$119,108	$132,567